UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 1, 2021

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (713) 935-8900 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 935-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01    Completion of Acquisition or Disposition of Assets
On October 1, 2021, Ranger Energy Acquisition, LLC (the “Buyer”), a Delaware corporation and controlled subsidiary of Ranger Energy Services, Inc. (the “Company”), completed its previously announced acquisition of assets associated with the business lines of Basic Energy Services, Inc. (“Basic”) and certain of its subsidiaries (the “Basic Sellers”) outside the State of California (excluding the water logistic business), specifically all assets within the well servicing service line, all assets within the fishing and rental tool service lines, all assets within the coiled tubing service line, all rolling stock assets required to support the operating assets being purchased and real property locations inclusive of, but not limited to, real property owned in New Mexico, Oklahoma and Texas (collectively, the “Basic Assets”) pursuant to an Asset Purchase Agreement, dated as of September 15, 2021, by and among the Buyer and the Basic Sellers (as amended, the “Basic APA”) (the “Basic Transaction”).
In connection with the closing of the Basic Transaction, Buyer and the Basic Sellers entered into a Closing Agreement and Amendment No. 1 to the Asset Purchase Agreement, dates as of October 1, 2021 (the “Amendment”), pursuant to which, among other things, the parties agreed to certain post-closing matters.
Buyer paid $36.65 million in cash to the Basic Sellers, subject to normal closing adjustments and assumed liabilities in exchange for the Basic Assets.
The foregoing summary is qualified in its entirety by the full text of the Basic APA and the Amendment, copies of which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Important Note
The representations, warranties and covenants contained in the agreements and documents described above were made only for purposes of those agreements and documents and as of the specified dates set forth therein, were solely for the benefit of the parties to those agreements and documents, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or the Basic Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreement containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 3.02    Unregistered Sale of Equity Securities
Private Placement of Preferred Stock
On October 1, 2021, the Company consummated the private placement under the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated September 10, 2021, with certain accredited investors (each a “Purchaser” and collectively, the “Purchasers”) (the “Private Placement”) of 6.0 million newly issued shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), in exchange for cash consideration in an aggregate amount of $42 million. The Preferred Stock will automatically convert into shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) following receipt of Stockholder Approval (as defined below) and effectiveness of the Registration Statement (as defined below).
The Securities Purchase Agreement contains customary representations, warranties and covenants of the Company and the Purchasers.
The Securities Purchase Agreement requires the Company to, following the closing of the Private Placement, hold a special meeting that includes a proposal for stockholders to approve the issuance of shares of Class A Common Stock to the Purchasers in connection with the conversion of the Preferred Stock into Class A Common Stock that would, absent such approval, violate Section 312.03 of the New York Stock Exchange’s Listed Company Manual (the “Stockholder Approval”). Pursuant to the Voting Agreement dated as of September 10, 2021 (the “Voting Agreement”) with affiliates of CSL Capital Management, L.P. (“CSL”) and Bayou Well Holdings Company, LLC (“Bayou”), CSL and Bayou have agreed to vote in favor of the Stockholder Approval.
In connection with the Private Placement, the Company entered into a Registration Rights Agreement, dated September 10, 2021 (the “Registration Rights Agreement”), with the Purchasers, pursuant to which, among other things, the Company agreed to file a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities

Act”), with respect to the resale of shares of Class A Common Stock received upon conversion of the Preferred Stock within 75 days of the closing of the Private Placement.
The shares of Preferred Stock issued and sold in the Private Placement were issued and sold in reliance upon an exemption from he registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.
The foregoing summary is qualified in its entirety by the full text of the Securities Purchase Agreement, the Registration Rights Agreement, and the Voting Agreement, which are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Class B Common Stock Redemption
On September 24, 2021, pursuant to the Tax Receivable Termination and Settlement Agreement (the “TRA Termination Agreement”), dated as of September 10, 2021 between the Company and certain stockholders of the Company including affiliates of CSL and Bayou, Ranger LLC redeemed CSL’s and Bayou’s outstanding units in Ranger LLC, and the Company redeemed the corresponding shares of its Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) for an equivalent number of shares of Class A Common Stock. The shares of Class A Common Stock issued upon redemption of the Ranger LLC Units and Class B Common Stock pursuant to the TRA Termination Agreement were issued and sold in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. Following the redemptions, no shares of Class B Common Stock are issued and outstanding.
The foregoing summary is qualified in its entirety by the full text of the TRA Termination Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
In connection with the Company’s consummation of the Private Placement, and pursuant to the Securities Purchase Agreement, the Company filed the Certificate of Designations (the “Certificate of Designations”) creating the Preferred Stock and establishing the rights, preferences and other terms of the Preferred Stock, which will be in addition to any rights and preferences of the Company’s preferred stock provided for in the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”). The Preferred Stock ranks senior to the Class A Common Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution and winding up.
Dividends; Stated Maturity; Voting
The Preferred Stock is not entitled to receive any dividends of distributions from the Company other than generally participating equally and ratably with the holders of Common Stock if dividends or distributions are paid on the Common Stock.
The Preferred Stock has no stated maturity and will remain outstanding indefinitely unless converted into Class A Common Stock upon obtaining Stockholder Approval and effectiveness of the Registration Statement.
Other than as required by law, the Preferred Stock will be non-voting; provided, however, that for so long as any Preferred Stock is outstanding, the consent of a majority-in-interest of the Preferred Stock will be necessary for the Company to effect any issuance of capital stock senior or on parity to the Preferred Stock.
Liquidation Preference
The Preferred Stock will have a liquidation preference equal to the greater of (i) the original issue price of $7.00 per share of Preferred Stock, plus an amount equal to any and all accrued and unpaid dividends, if any, per share, in each case as adjusted for any stock dividends, splits, combinations or similar events and (ii) the product of (x) the amount per share that would have been payable to the holders of shares of Common Stock (assuming the conversion of each share of Preferred Stock to Class A Common Stock), multiplied by (y) the number of shares of Class A Common Stock into which each share of Preferred Stock is then convertible.

Mandatory Conversion
Following the later of the dates on which (i) Stockholder Approval is obtained and (ii) the Registration Statement is declared effective, each share of Preferred Stock issued and sold in the Private Placement will automatically be converted into the number of shares of Class A Common Stock equal to the aggregate liquidation preference divided by the original issue price of $7.00 per share, as adjusted for any stock dividends, splits, combinations or similar events plus cash in lieu of fractional shares. If the Stockholder Approval is not obtained, the Preferred Stock will not be convertible into shares of Class A Common Stock.
The foregoing description of Certificate of Designations and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations and Securities Purchase Agreement, which are attached as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Item 7.01    Regulation FD Disclosure
On October 1, 2021, the Company issued a press release announcing the closing of the Basic Transaction and the Private Placement. The Company also announced a call to discuss the Basic Transaction to be held on October 4, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01    Financial Statements and Exhibits
Exhibits.

Exhibit No.	Description
2.1*
Asset Purchase Agreement dated as of September 15, 2021, by and among Ranger Energy Acquisition, LLC, Basic Energy Services, Inc., Basic Energy Services, L.P., C&J Well Services, Inc., Taylor Industries, LLC, and KVS Transportation, Inc.

2.2*
Closing Agreement and Amendment No. 1 to Asset Purchase Agreement, dated as of October 1, 2021, by and among Ranger Energy Acquisition, LLC, Basic Energy Services, Inc., Basic Energy Services, L.P., C&J Well Services, Inc., Taylor Industries, LLC, and KVS Transportation, Inc.

3.1	Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock of Ranger Energy Services, Inc.
10.1*	Securities Purchase Agreement entered into as of September 10, 2021, by and between Ranger Energy Services, Inc., and the purchasers named therein.
10.2	Registration Rights Agreement made and entered into as of September 10, 2021, by and among Ranger Energy Services, Inc., and each of the parties listed on the signature pages therein.
10.3*	Voting Agreement, dated as of September 10, 2021, entered into by and among Ranger Energy Services, Inc., affiliates of CSL Capital Management, L.P., and Bayou Well Holdings Company, LLC.
10.4
Tax Receivable Termination and Settlement Agreement entered into as of September 10, 2021, by and among Ranger Energy Services, Inc., affiliates of CSL Capital Management, L.P., and Bayou Well Holdings Company, LLC.

99.1	Press Release dated October 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish copies of such exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

THE INFORMATION FURNISHED UNDER ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCHxFILING.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	October 4, 2021
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)